EXHIBIT 3.1

                           SECRETARY OF STATE

                                 [SEAL]

                            CORPORATE CHARTER



I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CREATIVE SPORTS MARKETING INC. did on the TWENTY-EIGHTH day of JUNE, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this TWENTY-EIGHTH day of JUNE, 1996.



                                 /s/
                                 ---------------------------------------
                                  Secretary of State


                              By: /s/
                                 -------------------------------------
                                  Certification Clerk

                        ARTICLES OF INCORPORATION

                                   OF

                      CREATIVE SPORTS MARKETING INC

     KNOW ALL MEN BY THESE PRESENTS:

     That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and do hereby certify:

                                   ONE

     The name of this corporation is CREATIVE SPORTS MARKETING INC.

                                   TWO

     The resident agent of said corporation shall be Pacific Corporate Services Company, 7631 Bermuda Road, Las Vegas, NV., 89123 and such other offices as may be determined by the By-Laws in and outside the State of Nevada.

                                  THREE

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity.

                                  FOUR

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the Incorporator signing these Articles as follows:

  Kendall White          P.O. Box 308
                         Nerang, 4211
                         Queensland
                         Australia.

                                  FIVE

     The Corporation is to have perpetual existence.

                                   SIX

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive.

                                  SEVEN

     The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

     IN WITNESS WHEREOF, I have set my hand this 24th June, 1996.

                                                     /s/ KENDALL WHITE
                                                    ---------------------
                                                            Kendall White

STATE OF QUEENSLAND )
                    )
AUSTRALIA           )

     On this 24th day of, June 1996, before me, a Notary Public in and for
said State of Queensland, Australia.   Personally appeared Kendall White,
known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the same for the purpose therein mentioned.
     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said State of Queensland, Australia, the day and year in this Certificate first above written.


                                                    /s/ PETER JOHN O'NEAL
                                                   ----------------------
                                                            Notary Public